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                     Prospectus Supplement to Prospectus dated October 4, 2000
                     Registration No. 333-46658 Filed Pursuant to Rule 424(b)(3)

                       ILLINOIS SUPERCONDUCTOR CORPORATION

                                   SUPPLEMENT
                                       TO
                        PROSPECTUS DATED OCTOBER 4, 2000

         This is a Supplement to Illinois Superconductor Corporation's Prospectus, dated October 4, 2000 (the "Prospectus"), with respect to the offer and sale of up to 71,768,868 shares of Common Stock, including preferred stock purchase rights, of Illinois Superconductor Corporation. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.

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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF ILLINOIS
SUPERCONDUCTOR CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 20, 2000.

QUARTERLY REPORT ON FORM 10-Q

         On November 14, 2000, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000. The Company hereby incorporates by reference into this Supplement and the Prospectus this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000.

         A copy of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 is being provided to you along with this Supplement.

Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Where You Can Find More Information."